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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 1, 2011 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of on Form 10-K for the year ended December 26, 2010 of Kratos Defense & Security Solutions, Inc., which are incorporated by reference in this Registration Statement on Form S-4 related to the registration of 11,861,487 shares of common stock. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
San Diego, California
June 6, 2011

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM